Exhibit 99.1

For more information, contact:

Henry Miller - financial contact	George Thomas - media contact
Tel: 484-582-5445	Tel: 484-582-5635
henry.miller@sungard.com	george.thomas@sungard.com

SunGard Announces Plan to Split Off Its Availability Services Business; Will Separate into Two Strong, Industry-Leading Companies

Wayne, PA – January 24, 2014 – SunGard Data Systems Inc. (“SunGard”), one of the world’s leading software and technology services companies, today announced that its board of directors has approved a plan to split off its Availability Services business on a tax-free basis to its existing stockholders, including its private equity owners. Once the split-off is completed, the SunGard Availability Services business will be a separate company from SunGard and have its own board of directors. SunGard’s remaining software and processing businesses will consist of Financial Systems (SunGard’s largest business), Public Sector and K-12 Education.

The split-off is expected to be completed as early as the end of the first quarter of 2014, subject to the satisfaction of various customary conditions, including the receipt of financing for SunGard Availability Services, opinions of counsel as to the tax-free nature of the split-off and related transactions, and final approval of SunGard’s board of directors.

Both SunGard and SunGard Availability Services will continue to be owned principally by the consortium of private equity investment funds associated with Bain Capital Partners, The Blackstone Group, Goldman Sachs & Co., Kohlberg Kravis Roberts & Co., Providence Equity Partners, Silver Lake and TPG, which acquired SunGard in a leveraged buy-out in August 2005.

Russ Fradin, SunGard’s president and chief executive officer, said, “We believe a strategic separation of SunGard into two financially strong, independent companies will allow each to better focus on its distinct type of business and better pursue its own growth opportunities. While both businesses have been together as part of SunGard for a long time, they serve vastly different customer needs and have very different business profiles, with distinct capital requirements, sales forces and competitors. This separation will bring greater clarity and alignment to each company’s mission.”

Mr. Fradin added: “We are confident that two more focused and autonomous companies – each with significant size and capabilities – will be better positioned to drive long-term growth and value for customers, employees and investors. Both companies have compelling value propositions and growth opportunities as well as industry leadership positions, strong customer relationships, experienced management teams and specialized workforces. With each company having a strong footing from which to build and years of experience running independent operations within SunGard, the split-off should not have any impact on customers.”

Andrew Stern, currently chief executive officer of SunGard Availability Services, will become CEO of the independent company after the separation.

Mr. Stern commented: “We’ve made great progress at SunGard Availability Services to broaden our portfolio beyond traditional disaster recovery, with significant growth in our Cloud, Recovery-as-a-Service (RaaS), and Enterprise Managed Services businesses. Customers around the world now rely on SunGard Availability Services to help ensure the availability of the IT systems, data and infrastructure that are critical to their business. As an independent company with $1.4 billion in revenue, we will have the scale, services and focus to continue bringing unique solutions to our customers’ availability challenges.”

The split-off company will continue to use the SunGard Availability Services name.

About SunGard

SunGard is one of the world’s leading software and technology services companies. SunGard serves approximately 25,000 customers in more than 70 countries and has approximately 17,000 employees. SunGard provides software and processing solutions for financial services, education and the public sector. SunGard also provides disaster recovery services, managed IT services, information availability consulting services and business continuity management software. With annual revenue of over $4.0 billion, SunGard is one of the largest privately held IT software and services companies. For more information, please visit www.sungard.com.

About SunGard Availability Services

SunGard Availability Services provides disaster recovery services, managed IT services, information availability consulting services and business continuity management software. With approximately five million square feet of datacenter and operations space, SunGard Availability Services helps customers improve the resilience of their mission critical systems by designing, implementing and managing cost-effective solutions using people, process and technology to address enterprise IT availability needs. Through direct sales and channel partners, we help organizations ensure their people and customers have uninterrupted access to the information systems they need in order to do business. To learn more, visit www.sungardas.com.

Trademark information: SunGard and the SunGard logo are trademarks or registered trademarks of SunGard Data Systems Inc. or its subsidiaries in the U.S. and other countries. All other trade names are trademarks or registered trademarks of their respective holders.

SunGard’s “Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this release other than historical facts constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “would,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates” or similar expressions which concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We may not be able to complete the proposed transaction due to a number of factors, including the failure to obtain (i) financing for SunGard Availability Services, (ii) opinions of counsel as to the tax-free nature of the split-off and related transactions and (iii) final approval of SunGard’s board of directors. The factors that may affect our business or future financial results are discussed in our filings with the Securities and Exchange Commission, copies of which may be obtained from us without charge. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors except as otherwise required by applicable law.